Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-221019, 333-206803 and 333-229429) of Medigus Ltd. of our report dated April 21, 2020, which appears in this Form 20-F, relating to the consolidated financial statements of Gix Internet Ltd. (formerly known as Algomizer Ltd.) for the period from September 4, 2019 through December 31, 2019.

Tel-Aviv, Israel	/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
May 14, 2021	Certified Public Accountants
A Firm in the Deloitte Global Network